UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591	33-0245076
(Commission File No.)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure.

On September 18, 2003, Epimmune Inc. (“Epimmune”) sold 2,168,961 shares of common stock and warrants to purchase up to 542,238 shares of common stock, for a total of $4.05 million or $3.65 million, net of the placement agent fee. The purchase price of each security, which is the combination of one share of common stock and 25% of a warrant, was priced at the market value of $1.86725 which is the sum of the average of the closing bid price of Epimmune common stock as quoted on the Nasdaq National Market for the five days up to and including September 17, 2003, and $0.03125, the imputed value of 25% of a warrant. Each warrant to purchase common stock has an exercise price equal to 125% of $1.86725 or $2.33406. In connection with the financing, Epimmune agreed to register for resale the shares of common stock and the shares of common stock underlying the warrants.

Jefferies & Company, Inc. acted as exclusive financial advisor to and sole placement agent for Epimmune. In addition to the placement agency fee, the Company agreed to issue Jefferies & Company a warrant to purchase 300,000 shares of common stock at an exercise price equal to125% of $1.86725 or $2.33406. Epimmune will also register the shares underlying this warrant for resale.

On September 18, 2003, Epimmune issued the press release that is attached as Exhibit 99.1. In addition, the documents in connection with the financing are attached as Exhibits 4.1 and 4.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

4.1	Unit Purchase Agreement dated September 18, 2003 between Epimmune and the Purchasers listed on Exhibit A.

4.2	Form of Warrant.

99.1	Press Release of Epimmune Inc. dated September 18, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Dated: September 18, 2003	By:	/s/ Robert De Vaere

Robert De Vaere
Vice President, Finance and Chief Financial Officer (Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

4.1	Unit Purchase Agreement dated September 18, 2003 between Epimmune and the Purchasers listed on Exhibit A.

4.2	Form of Warrant.

99.1	Press Release of Epimmune Inc. dated September 18, 2003.